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                                                                 EXHIBIT 21

                   SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT


         Subsidiary                   Where Organized       Percentage Owned


E-Systems, Inc.                           Delaware                  100%

Raytheon Aircraft Company                 Kansas                    100%

Raytheon Engineers & Constructors, Inc.   Delaware                  100%